Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# PREFERRED STOCK PAR VALUE $0.001 PREFERRED STOCK Certificate Number ZQ00000000 GLADSTONE COMMERCIAL CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFIES THAT is the owner of SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 376536 884 THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com FULLY PAID AND NONASSESSABLE SHARES OF 6.00% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.001 PAR VALUE PER SHARE, OF GLADSTONE COMMERCIAL CORPORATION transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Chairman and Chief Executive Officer Secretary DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY N.A. TRANSFER AGENT AND REGISTRAR, By AUTHORIZED SIGNATURE

. IMPORTANTâ ^NOTICE The Corporation will furnish without charge to each stockholder who so requests a full statement of the information required by Section 2-2 1(1) (b) of the Maryland General Corporation Law with respect to the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class that the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Such request may be made to the Corporation or the Registrar and Transfer Agent. The shares of 6.00% Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”) represented by this certificate are subject to restrictions on transfer or acquisition for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Corporation will furnished to each holder of Series G Preferred Stock on request and without charge a copy of the charter of the Corporation, including information about the restriction on transfer and acquisition of the Series G Preferred Stock. Requests for such a copy may be made to the Corporation or the Registrar and Transfer Agent. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT -. Custodian (Cust) (Minor) TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN—as joint tenants with right of survivorship UNIF TRF MIN ACT—Custodian (until age. . ) and not as tenants in common (Cust) . .under Uniform Transfers to Minors Act (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received,_ hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.